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                                                                   Exhibit 23.1


                       CONSENT OF ROSEN CONSULTING GROUP


We consent to the incorporation by reference in the registration statement of Bay Apartment Communities, Inc. on Form S-3 (File No. 33-92688) (the "Registration Statement") of our report dated June 28, 1996, entitled The Apartment Markets In Orange, Santa Clara, Alameda, San Francisco and San Mateo Counties, and the addendum thereto, which report and addendum are included in this Current Report on Form 8-K. We also consent to being named as an expert in the Prospectus Supplement, dated July 5, 1996, to the Registration Statement.




                                                     ROSEN CONSULTING GROUP



                                                     By: /s/ Kenneth T. Rosen
                                                        -----------------------
                                                        Kenneth T. Rosen


Berkeley, California
July 5, 1996